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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
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Tom Brown, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Materials

TOM BROWN, INC.

555 Seventeenth Street, Suite 1850
Denver, Colorado 80202
(303) 260-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 6, 2004

Dear Stockholder:

      On behalf of the Board of Directors, you are cordially invited to attend the 2004 Annual Meeting of Stockholders of Tom Brown, Inc., a Delaware corporation, to be held in the Moulin Rouge Room located on the first floor of the Hyatt Regency Hotel, 1750 Welton Street, Denver, Colorado at 9:00 a.m., Mountain Time, on Thursday, May 6, 2004, for the following purposes:

•	To elect eight directors;

•	To approve an amendment to the company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are fully described in the Proxy Statement. Our 2003 Annual Report accompanies the Proxy Statement.

      The Board of Directors fixed the close of business on March 9, 2004 as the record date for the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available at our offices in Denver, Colorado for a period of at least ten days prior to the meeting for examination during ordinary business hours by any stockholder for any purpose germane to the meeting.

      Your vote is important regardless of the number of shares you may own. We urge you to date, sign and promptly return your proxy or vote electronically or by telephone so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy will aid us in reducing the expense of additional proxy solicitation. In the event you attend the meeting in person, you may withdraw your proxy and vote in person if you so desire.

By Order of the Board of Directors

BRUCE R. DEBOER
Secretary

April 1, 2004

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
GENERAL
QUORUM AND VOTING
ELECTION OF DIRECTORS
PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ACCOUNTANTS
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
OTHER MATTERS

Preliminary Proxy Materials

TOM BROWN, INC.

555 Seventeenth Street, Suite 1850
Denver, Colorado 80202
(303) 260-5000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 6, 2004

GENERAL

      This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Tom Brown, Inc. of proxies to be voted at the Annual Meeting of Stockholders to be held in the Moulin Rouge Room located on the first floor of the Hyatt Regency Hotel, 1750 Welton Street, Denver, Colorado at 9:00 a.m., Mountain Time, on May 6, 2004, or at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and form of proxy included herewith are first being sent to stockholders on or about April 1, 2004.

      If the enclosed proxy is properly executed and returned, the shares of our common stock, $.10 par value per share (“Common Stock”), represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with such choice. If no choice is indicated, the shares will be voted “FOR” each of the director nominees named in the enclosed proxy and “FOR” the proposed amendment to our Certificate of Incorporation. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

      This proxy is solicited on behalf of the Board. The initial solicitation will be by mail. The total expense of solicitation will be borne by us and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Common Stock. Further solicitation of proxies may be made by mail, telephone or oral communication with some stockholders following the original solicitation. All such further solicitation will be made by the Board or our employees, who will not be additionally compensated therefor, or by our transfer agent in which case the cost will be borne by us.

      We will request brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock to forward this proxy statement to persons for whom they hold shares and to obtain authorization for the execution of proxies. Please contact the person responsible for your account and give instructions for a proxy to be signed representing your shares of Common Stock.

QUORUM AND VOTING

      Holders of Common Stock of record at the close of business on March 9, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 46,016,647 shares of Common Stock. Each share of Common Stock entitles its owner to one vote. Cumulative voting is not authorized.

      The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, whether present in person or represented by proxy, constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and other matters incident to the conduct of the Annual Meeting, including matters of which we did not receive notice until after February 8, 2004, the date by which notice of stockholder proposals was required under our bylaws. As of the date of this Proxy Statement, we had not received the required advance notice of any stockholder nominations or proposals.

ELECTION OF DIRECTORS

The Board of Directors

      Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The number of directors is established from time to time by resolution of the Board. The current authorized number of directors is eight. Assuming the presence of a quorum, a plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of each director.

Director Nominees

      All of the nominees were elected directors at the last annual meeting of stockholders and all were recommended for nomination by the Corporate Governance and Nominating Committee of the Board. The Board is recommending that the eight nominees listed below be elected to hold office until the 2005 annual meeting of stockholders and until their respective successors have been duly elected and qualified. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected. There were no third party fees paid by us to assist in the process of identifying or evaluating candidates. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board and the shares represented by the proxies will be voted for such substitute nominee, unless the Board elects to reduce the number of directors. The nominees listed below have consented to being nominated and to serve if elected. It is our policy to require the attendance of directors at the annual meeting of stockholders. All directors attended last year’s annual meeting and we anticipate that all director nominees will attend the Annual Meeting. The Board recommends voting “FOR” the election of the following director nominees:

			Director
Nominee	Age	Position with Company and Principal Occupation	Since

David M. Carmichael	65	Director of the Company (currently and 1985-1986); Director of Ensco International Inc.; Director of Natural Resource Partners L.P.; former Chairman of the Board, Chief Executive Officer and President of American Oil and Gas Corporation; former Director of KN Energy, Inc.	1996
Henry Groppe	78	Director of the Company; Partner in oil and gas consulting firm of Groppe, Long & Littell; former director of Transco Energy Company	1989
Edward W. LeBaron, Jr.	74	Director of the Company; Partner in LeBaron Ranches L.P.; Retired partner Pillsbury & Winthrop law firm	1968
James D. Lightner	51	Director, Chairman of the Board, Chief Executive Officer and President of the Company	2000
John C. Linehan	65	Director of the Company; Retired Executive Vice President and Chief Financial Officer of Kerr-McGee Corporation	2003

			Director
Nominee	Age	Position with Company and Principal Occupation	Since

Wayne W. Murdy	59	Director of the Company; Director, Chairman of the Board and Chief Executive Officer of Newmont Mining Corporation; Director of Transmontaigne Inc.	2001
James B. Wallace	75	Director of the Company; Partner in Brownlie, Wallace, Armstrong and Bander Exploration; Director of Delta Petroleum Corporation	1992
Robert H. Whilden, Jr.	68	Director of the Company; Senior Vice President, General Counsel and Secretary of BMC Software, Inc.; Director of W-H Energy Services, Inc.	1989

Other Information About the Board

      The Board held six meetings during 2003 and action was also taken by unanimous written consent on six occasions. During 2003, each incumbent director attended at least 75% of the total number of meetings of the Board or committees of the Board on which he served during the period he was a member.

      All of the directors of the Company other than Mr. Lightner are independent pursuant to the governance guidelines set forth in the New York Stock Exchange (“NYSE”) listing standards and requirements of the Securities and Exchange Commission (“SEC”). The Board has determined that the relationship between the company and Messrs. Groppe and Wallace described under “Certain Relationships and Related Party Transactions” are not material because of the insignificant size of the transactions and because the services in each case are provided or charged, respectively, on an arms-length, industry standard basis. The independent directors meet in executive session at each regularly scheduled meeting of the Board and otherwise at their discretion and each such session is conducted by Mr. Carmichael, who has been designated as lead independent director. For purposes of direct communication between stockholders and the Board as a whole or individual directors, the Company established a separate email address at directors@tombrown.com. Stockholders may also contact the Board or individual directors by writing the Secretary of the Company. All such communications will be forwarded unfiltered to the appropriate directors by the Secretary.

      The Board has established the following standing committees:

•	The Executive Committee has responsibility, as necessary or advisable from time-to-time, for the oversight and management of the business of the Company. The Executive Committee held three meetings during 2003 and is comprised of Messrs. Carmichael (current lead director), Lightner (Chairman, Chief Executive Officer and President) and Wallace.

•	The Audit Committee has the responsibility of selecting our independent auditors, pre-approving all audit and non-audit services, reviewing with management and the independent auditors the Company’s financial statements, basic accounting and financial policies and practices, audit scope and adequacy of internal audit and control systems. The Audit Committee is comprised of Messrs. LeBaron, Linehan and Murdy, each of which is independent as defined by the rules of the NYSE and the SEC. Each of the members is financially literate and the Board has determined that Messrs. Linehan and Murdy are financial experts as prescribed by the SEC. The Audit Committee held four meetings during 2003.

•	The Compensation Committee reviews and recommends to the Board the base salary and incentive compensation of the chief executive officer and other officers and key employees, the terms of any proposed employee benefit arrangements and the awards under such arrangements. The Compensation Committee held three meetings during 2003. The members of the Compensation Committee are Messrs. Carmichael, Groppe and Whilden, each of which is independent as defined by the rules of the NYSE.

•	The Corporate Governance and Nominating Committee (the “Governance Committee”) nominates directors, assists the Board in recruiting and retaining qualified members and oversees corporate governance. It is the policy of the Governance Committee to consider director candidates recommended by security holders in the same manner as other candidates. Stockholders may recommend director candidates for consideration by the Governance Committee by writing to the Secretary of the company. The procedures to be followed in order for nomination from stockholders to be considered are set forth in “Stockholder Proposals and Director Nominations”. The Governance Committee held four meetings in 2003. The Governance Committee is comprised of Messrs. Carmichael, LeBaron, Murdy and Whilden, each of which is independent as defined by the rules of the NYSE.

      Each of the Audit Committee, Compensation Committee and Governance Committee has adopted a committee charter which set forth its purposes, duties and responsibilities including provisions for annual performance evaluations. We have also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, a Financial Code of Ethics for Senior Officers and Complaint Procedures for Financial, Accounting and Audit Matters. The charters and other governance guidelines, codes and procedures are available on our website tombrown.com (click on tab “Corporate Information” and subtab “Corporate Governance”) and the Audit Committee charter is attached to this proxy statement as Appendix A.

PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

      On February 19, 2004, the Board approved the following proposed amendment and directed that it be considered at the Annual Meeting. The Board recommends an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares. No increase is proposed in the currently authorized number of shares of Preferred Stock. If approved by the stockholders, the first sentence of Article Fourth of our Certificate of Incorporation would be amended (effective upon the amendment being filed with the Delaware Secretary of State) to provide as follows:

“Fourth: The total number of shares of all classes that the Corporation shall have authority to issue is 102,500,000, of which 2,500,000 shares shall be Preferred Stock, par value $.10 per share, and 100,000,000 shares shall be Common Stock, par value $.10 per share.”

      We are currently authorized to issue 55,000,000 shares of Common Stock of which, as of the Record Date, 46,016,647 shares were issued and outstanding and 6,160,813 shares were reserved for issuance under our stock option and incentive plans. As a result, as of the Record Date, only 2,822,540 shares of Common Stock were available for issuance.

      The Board believes that it is advisable and in our best interests to have available authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time in the discretion of the Board, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, option grants, convertible debt financing and equity financings. The additional shares of Common Stock, if and when issued, will have the same rights and privileges as the currently authorized Common Stock. Holders of Common Stock do not have preemptive rights regarding future issuances of shares of Common Stock.

      The Board has no present plans, understandings or agreements for the issuance of the proposed additional shares of Common Stock. However, the Board believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the stockholders at that time could significantly impair our ability to meet financing requirements, to take advantage of strategic opportunities or achieve other corporate objectives.

      Although the Board has no present intention of doing so, the authorized but unissued Common Stock and Preferred Stock could be issued in one or more transactions which would make more difficult or costly, and less likely, a takeover of the company. Issuing additional shares of stock would also have the effect of diluting the stock ownership of persons seeking to obtain control of the company. In 2001, the Board amended and restated the stockholder protection rights plan originally adopted in 1991 and pursuant to which we issued preferred share purchase rights having terms designed to encourage potential acquirors to negotiate with the Board, including terms which, under certain circumstances, entitle the holder of the rights to purchase Common Stock. The authorized but unissued shares of Common Stock and Preferred Stock would be available for use in connection with the issuance and exercise of such rights. The proposed amendment to the Certificate of Incorporation is not being recommended in response to any specific effort of which the Board is aware to obtain control of the company, nor is the Board currently proposing to stockholders any anti-takeover measures.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock. Abstentions and broker non-votes will have the same legal effect as a vote against the amendment. The Board recommends voting “FOR” approval of the proposal to amend the Certificate of Incorporation.

AUDIT COMMITTEE REPORT

      The Audit Committee is governed by a written charter which was adopted in 2000 and is subject to annual review and assessment. The current charter, which was revised in 2003, is attached to this proxy statement as Appendix A. All three members of the Audit Committee are independent directors as defined in the listing standards of the NYSE.

      At our four meetings during fiscal 2003, the Audit Committee reviewed and discussed the company’s financial statements filed with the SEC for each quarter with the independent auditors and with company officers and employees who are responsible for financial reporting, accounting, internal controls, corporate compliance and legal matters. At each of its meetings, the Audit Committee had private sessions with the independent auditor to discuss any and all appropriate matters without restriction.

      We have reviewed and discussed with management the company’s audited financial statements as of and for the year ended December 31, 2003. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based on our review with management and the auditors, we recommended to the Board that the audited financial statements referred to above be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. We also considered and determined that the provision of non-audit services to the company by its independent auditing firm in 2003 was compatible with maintaining their independence.

      This report is made by the members of the Audit Committee, Messrs. LeBaron, Linehan and Murdy.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of the Record Date with respect to the Common Stock beneficially owned by (i) each person or group known to us to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director and each executive officer named in the Summary Compensation Table, and (iii) all directors, nominees and executive officers as a group. The information set forth below regarding holders of 5% or more is based solely upon information contained in filings made by such beneficial owners with the SEC.

	Number of Shares
	Beneficially		Percent of
Name of Beneficial Owner	Owned(1)		Class

(a) Five Percent (5%) Holders:
Mac-Per-Wolf Company	3,889,540	(2)	8.5%
310 S. Michigan Ave., Suite 2600 Chicago, Illinois 60604
Wachovia Corporation	2,973,459	(3)	6.5%
One Wachovia Center Charlotte, North Carolina 28288
State Farm Mutual Automobile Insurance Company	2,621,057	(4)	5.7%
One State Farm Plaza Bloomington, Illinois 61710
Royce & Associates, LLC	2,471,810	(5)	5.4%
1414 Avenue of the Americas New York, New York 10019
Shapiro Capital Management Company, Inc.	2,410,329	(6)	5.2%
3060 Peachtree Road, N.W Atlanta, Georgia 30305
(b) Directors and Named Executive Officers:
James D. Lightner	457,250		1.0%
Thomas W. Dyk	365,700		*
Daniel G. Blanchard	218,350		*
Bruce R. DeBoer	112,375		*
Henry Groppe	107,600		*
James B. Wallace	96,600		*
Douglas R. Harris	88,716		*
Robert H. Whilden, Jr	74,000		*
Edward W. LeBaron, Jr	67,260		*
Wayne W. Murdy	18,500		*
David M. Carmichael	9,000		*
John C. Linehan	5,200		*
(c) All Directors, Nominees and Executive Officers as a Group (15 persons)	1,873,045	(7)	4.1%

*	Does not exceed one percent (1%) of the class.

(1)	Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive powers. With respect to the directors and named executive officers in part (b) of the table, beneficial ownership is comprised of (i) stock option shares that may be acquired within sixty (60) days of the

Record Date, (ii) indirectly owned shares that are held in retirement accounts or by immediate family members, etc. and (iii) directly owned shares and restricted shares, all as set forth as follows:

	Option	Indirectly Owned	Directly Owned
Name	Shares	Shares	Shares

James D. Lightner	441,250	2,000	14,000
Thomas W. Dyk	334,138	4,500	27,062
Daniel G. Blanchard	207,750	1,000	9,600
Bruce R. DeBoer	108,375	0	4,000
Douglas R. Harris	77,500	216	11,000
Henry Groppe	59,000	9,700	38,900
James B. Wallace	59,000	5,000	32,600
Robert H. Whilden, Jr	59,000	0	15,000
Edward W. LeBaron, Jr	39,000	0	28,260
Wayne W. Murdy	16,500	2,000	0
David M. Carmichael	9,000	0	0
John C. Linehan	5,000	0	200

(2)	As reported on Schedule 13G dated January 30, 2004, Mac-Per-Wolf Company has sole voting and dispositive power with respect to all of such shares. Subsidiaries reported are Perkins, Wolf, McDonnell and Company, LLC and PWMCO, LLC.

(3)	As reported in Amendment No. 1 to Schedule 13G dated January 28, 2004, Wachovia Corporation has sole voting power with respect to 2,289,628 shares and sole dispositive power with respect to 2,841,059 shares. Subsidiaries reported are Evergreen Investment Management Company, J. L. Kaplan Associates, LLC, Wachovia Trust Company, N.A. and Wachovia Bank, N.A.

(4)	As reported in Amendment No. 25 to Schedule 13G dated January 21, 2004, State Farm Mutual Automobile Insurance Company has sole voting and dispositive powers with respect to 2,600,000 shares, State Farm Investment Management Corp. (together with State Farm Variable Product Trust) has shared voting and dispositive power with respect to 7,857 shares and State Farm Mutual Fund Trust has sole voting and dispositive powers with respect to 13,200 shares.

(5)	As reported on Amendment No. 2 to Schedule 13G dated January 28, 2004, Royce & Associates, LLC has sole voting and dispositive power with respect to all of such shares.

(6)	As reported on Amendment No. 1 to Schedule 13G dated December 31, 2003, Shapiro Capital Management Company, Inc. has sole voting and dispositive power with respect to all of such shares. Other persons reported are Samuel R. Shapiro and The Kaleidoscope Fund, L.P.

(7)	Includes 1,650,263 shares issuable upon the exercise of stock options.

EXECUTIVE COMPENSATION

Compensation Committee Report

      The Compensation Committee of the Board is responsible for setting and administering the policies which govern both annual cash compensation and incentive programs for executive officers and other employees. The Compensation Committee is currently comprised of three directors, each of which is independent as defined in the listing standards of the NYSE. Following review and approval of executive compensation by the Compensation Committee, the recommendations of the Compensation Committee are submitted to the full Board for approval.

      With respect to 2003 compensation, the Compensation Committee did not adopt a structured salary, stock option or other incentive compensation program but did utilize performance factors as described below to assist in the determination of compensation. The Compensation Committee maintains the philosophy that compensation of its executive officers should be balanced between a fair and reasonable cash compensation and incentives linked to our overall operating performance. To achieve this balance, executives have, in addition to their salaries and cash bonuses, been awarded stock options and restricted stock from time to time that reward executives through the creation of stockholder value. The Compensation Committee takes into account that corporate performance, especially in the oil and gas industry, is often cyclical and that performance in any given year, whether favorable or unfavorable, may not necessarily be representative of immediate past results or future performance. Consequently, the Compensation Committee examines and recommends executive compensation levels based on certain factors compared over a period of several consecutive years, rather than applying such factors on an isolated or “snapshot” basis at the time compensation levels are recommended by the Compensation Committee to the full Board. In this regard, and partly due to the peculiarities of financial accounting requirements for oil and gas companies, the Compensation Committee emphasizes performance factors such as growth in proved oil and gas reserves, increases in volumes of oil and gas sold, oil and gas finding costs and operating costs, cash flow growth, return on equity, increases in stockholder value, positioning the company for the future and the achievement by management of specific goals set by the Board from time to time; however, the Compensation Committee has not established any specific performance levels which would automatically result in increases in compensation, nor does the Compensation Committee assign absolute weights or rankings to factors considered by it, but instead makes a subjective determination based upon a consideration of all of such factors. The Compensation Committee has utilized from time to time various compensation survey reports prepared for the oil and gas industry by consultants such as William M. Mercer, Incorporated and Effective Compensation Inc. when analyzing current compensation amounts for executive officers and employees. The Compensation Committee believes that the mix between the cash and equity incentive opportunities currently in place for the executive officers is adequate to motivate and retain them.

      In addition to the factors described above, in the case of Mr. Lightner, the Chairman of the Board, Chief Executive Officer and President, the Compensation Committee also considered Mr. Lightner’s ability to achieve high levels of corporate governance and compliance, maintain and strengthen the company’s relationships with the investment community, generate employee confidence and morale, and demonstrate other leadership qualities. Based upon the foregoing factors and considerations, the Compensation Committee approved a 2003 cash bonus to Mr. Lightner of $350,000. The Compensation Committee believes the base salary of $350,000 paid to Mr. Lightner for 2003 was appropriate and consistent with the Compensation Committee’s objective of recommending compensation levels and components based on factors compared over a period of several years and, at the same time, more closely approximate competition levels.

      Section 162(m) of the U.S. Internal Revenue Code precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers, unless compensation is awarded under plans meeting a number of requirements based upon objective performance standards and advance stockholder approval. Although the Compensation Committee has not established a policy with respect to qualifying compensation paid to its executive officers under Section 162(m), the Compensation Committee will continue to assess the implications of Section 162(m) on executive compensation and determine what action, if any, will be appropriate.

      This report is made by the members of the Compensation Committee, Messrs. Carmichael, Groppe and Whilden.

Summary of Annual Compensation

      The following table sets forth compensation paid to our Chief Executive Officer and the other four most highly compensated executive officers (collectively, the “Named Executive Officers”) for 2001, 2002 and 2003.

Summary Compensation Table

Long Term
Compensation

		Annual			Securities
		Compensation(1)		Restricted	Underlying
				Stock	Options	All Other
		Salary	Bonus	Awards	Awarded	Compensation
Name and Principal Position	Year	($)	($)	($)(2)	(#)	($)(3)

J. D. Lightner Chairman, Chief Executive Officer and President	2003 2002 2001	350,016 350,016 346,265	350,000 320,000 250,000	310,800 0 0	45,000 70,000 100,000	12,000 11,000 7,151
T.W. Dyk Executive Vice President and Chief Operating Officer	2003 2002 2001	253,344 243,352 229,604	250,000 200,000 160,000	248,640 0 0	36,000 45,000 50,000	12,000 11,000 9,276
D.G. Blanchard Executive Vice President and Chief Financial Officer	2003 2002 2001	250,816 242,520 229,604	250,000 180,000 145,000	248,640 0 0	36,000 45,000 75,000	12,000 11,000 9,165
D. R. Harris Vice President – Operations and General Manager – Denver Division	2003 2002 2001	198,256 188,344 154,370	140,000 105,000 75,000	284,900 0 0	15,000 35,000 17,500	12,000 11,000 53,342	(4)
B. R. DeBoer Vice President, General Counsel and Secretary	2003 2002 2001	193,128 186,872 180,846	150,000 100,000 100,000	103,600 0 0	15,000 20,000 17,500	12,000 11,000 8,750

(1)	Perquisites and other personal benefits have been omitted in accordance with the rules of the SEC because they did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any of the Named Executive Officers.

(2)	Represents the value of restricted stock granted on May 8, 2003 under the 1999 Long Term Incentive Plan based on the closing market price of $25.90 per share on such date. The number of restricted shares granted to Messrs. Lightner, Dyk, Blanchard, Harris and DeBoer on May 8, 2003 were 12,000, 9,600, 9,600, 11,000 and 4,000, respectively. In the absence of a Change in Control, the restricted shares do not vest until four years from the grant date at which time they vest 100%, but only if the officer is still in the employ of the Company. As of December 31, 2003, these were the only restricted shares held by Messrs. Lightner, Dyk, Blanchard, Harris and DeBoer and the aggregate value of such shares based upon the $32.25 market value at December 31, 2003 was $387,000, $309,600, $309,600, $354,750 and $129,000, respectively. The Company does not currently pay dividends on its Common Stock; however, it would pay dividends on the restricted shares if it pays a dividend. See “Employment Contracts and Termination of Employment and Change in Control Arrangements”.

(3)	Except as otherwise noted, amounts represent the Company contribution to each Named Executive Officer’s 401(k) Plan account.

(4)	Mr. Harris joined the Company on February 23, 2001 and received a signing bonus of $50,000.

Stock Option Grants

2003 Option Grants

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options	Exercise		Price Appreciation for
	Underlying	Granted to	or Base		Option Term ($)(3)
	Options Granted	Employees in	Price	Expiration
Name	(#)(1)	Fiscal Year	($/Sh)(2)	Date	5%	10%

J.D. Lightner	45,000	3.6	25.90	5/08/14	733,050	1,857,600
T.W. Dyk	36,000	2.9	25.90	5/08/14	586,440	1,486,080
D.G. Blanchard	36,000	2.9	25.90	5/08/14	586,440	1,486,080
D.R. Harris	15,000	1.2	25.90	5/08/14	244,350	619,200
B.R. DeBoer	15,000	1.2	25.90	5/08/14	244,350	619,200

(1)	Options vest 25% on each of the first four anniversaries of the date of grant.

(2)	The exercise or base price is the market price per share of the Common Stock on the date of grant.

(3)	These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the 10 year option term. Accordingly, 5% equals an imputed stock price of $42.19 per share and 10% equals an imputed stock price of $67.18 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There is no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Holdings

Aggregated Option Exercises in 2003

and 2003 Year-End Option Values

			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options on		In-the-Money Options on
	Acquired on	Value	12/31/03 (#)		12/31/03 ($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

J. D. Lightner	—	—	320,000	265,000	4,936,788	2,848,613
T. W. Dyk	—	—	284,638	133,500	4,589,777	1,199,994
D. G. Blanchard	—	—	157,500	138,500	2,161,506	1,049,994
D. R. Harris	—	—	46,250	78,750	140,738	329,963
B. R. DeBoer	—	—	89,875	44,125	1,384,241	292,222

(1)	The value of in-the-money options is equal to the fair market value of a share of Common Stock on December 31, 2003 of $32.25 (based on the last sale price of the Common Stock), less the exercise price.

Equity Compensation Plan Information

2003 Year-End Options Outstanding

and Available for Issuance

	Number of Shares to be	Weighted-Average	Number of Shares
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
	Warrants and Rights	Warrants and Rights ($)	Equity Compensation Plans
Equity Compensation Plan Category	as of 12/31/2003	as of 12/31/2003	as of 12/31/2003

Approved by Stockholders:
1989 Stock Option Plan(1)	250,516	15.02	0
1999 Long Term Incentive Plan	1,176,263	22.32	668,625
2003 Stock Option Plan	1,117,550	26.47	682,450
Not approved by Stockholders:
1993 Stock Option Plan(2)	2,615,793	21.40	0

TOTAL	5,160,122	22.40	1,351,075

(1)	The 1989 Stock Option Plan expired on December 12, 1999 so no additional options may be granted.

(2)	The 1993 Stock Option Plan expired on February 24, 2003 so no additional options may be granted. This plan is a broad-based plan providing for grants of non-statutory options during its term to directors and officers as well as all other employees. The plan is administered by the Compensation Committee in the same manner as the plans approved by our stockholders.

Employment Contracts and Termination of Employment and Change in Control Arrangements

      We have entered into an employment agreement with Mr. Lightner which provides a minimum annual base salary of $350,000 plus existing employee benefits and other compensation or benefits in the discretion of the Board. The agreement contains non-compete provisions covering the states of Texas, Wyoming, Utah and Colorado as well as Alberta, Canada during the term of the agreement and any time period he is receiving severance payments. There are other provisions governing confidentiality regarding company proprietary information. The agreement also provides for a severance payment upon the executive’s resignation, preceded by either (i) the assignment of the executive without his consent to any duties inconsistent with his position, duties, responsibilities or status with us or a reduction of his duties or responsibilities for reasons other than cause; (ii) any failure of the Company or its stockholders, as the case may be, to re-elect the executive to office or his removal from any such office for reasons other than cause; or (iii) any breach by the Company (or any successor) of any of the provisions of the agreement or any failure by the Company to carry out any of its obligations under the agreement for reasons other than cause. The severance benefit payment is an amount equal to the executive’s then existing annual base pay plus an amount equal to an average of the executive’s three previous annual cash bonuses plus continuation of medical and dental plan coverage for one year. Under the terms of the agreement, if a dispute were to arise regarding the termination of the executive or the interpretation or enforcement of the agreement, all legal fees and expenses incurred by the executive in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in the agreement would be paid by the Company, to the extent the executive prevails. The agreement further provides the executive with the option of electing the benefits of the employment agreement or the Severance Agreement described below. Mr. Lightner’s agreement expires on December 31, 2005.

      We have entered into Severance Agreements with certain officers of the Company (including Mr. Lightner and the other Named Executive Officers) providing compensation upon termination of employment for reasons other than cause, death, disability or retirement after any of the following events: (i) a change in control of 20% of the Company’s securities, (ii) an acquisition of over 50% of the Company’s assets, (iii) a change in the composition of a majority of the board, (iv) a failure of more than one of management’s director nominees to be elected and (v) a merger or sale of assets of the Company in which the Company does not survive. The initial term of each Severance Agreement is through December 2003 with automatic annual extensions thereafter. The agreements provide that eligible officers will receive a multiple of their annual base salary plus bonus and continuation of medical insurance benefits for an annualized time period equal to such multiple. The multiple for Mr. Lightner is 2.5 and the multiple for Messrs. Dyk, Blanchard, Harris and DeBoer is 2.

      Our 1989 Stock Option Plan, 1993 Stock Option Plan, 1999 Long Term Incentive Plan and 2003 Stock Option Plan each contain “change in control” provisions which are applicable to all holders of options, restricted stock or other awards granted under the plans, including the Named Executive Officers (although the 1989 and 1993 plans are terminated, the change in control provisions are applicable to outstanding unexercised options previously granted under such plans). The change in control provisions in such plans, which are substantially identical, generally provide that if (i) any person, entity or group directly or indirectly acquires beneficial ownership of 50% or more of the outstanding shares of our voting stock, (ii) we are involved in any merger, consolidation, share exchange, or sale, lease or exchange of all or substantially all of its assets, (iii) in connection with a contested election of directors, the persons who were directors of the company before such election cease to constitute a majority of the Board or (iv) the stockholders approve a complete liquidation or dissolution of the company (each such event constituting a “Change in Control”), each outstanding option will become fully vested and exercisable and each restricted stock award will become fully vested immediately prior to such Change in Control or earlier as specified by the Compensation Committee. Within ten days after the approval by the stockholders of a Change in Control in clauses (ii), (iii) or (iv) above or thirty days of a Change in Control of the type described in clause (i) above, the Compensation Committee may effect one or more of the following alternatives:

•	accelerate the time when options then outstanding may be exercised,

•	cancel such options and pay to each optionee an amount of cash per share in accordance with the terms of such plans,

•	make such adjustments to options then outstanding as the Compensation Committee deems appropriate to reflect the Change in Control, or

•	provide that, each option will thereafter be exercisable for the number and class of shares of stock or other securities or property or cash to which the optionee would have been entitled to if such option had been exercised immediately before the Change in Control.

Performance Graph

      The following performance graph compares the annual cumulative total stockholder return on the Common Stock with the cumulative total return of the S&P 600 Smallcap Stock Index and the Amex Natural Gas Index for the period of five fiscal years commencing December 31, 1998 and ending December 31, 2003. The table assumes that the value of an investment in the Common Stock and each Index was $100 on December 31, 1998 and that all dividends were reinvested. The stock price performance shown on the graph below is not necessarily indicative of future performance.

	1998	1999	2000	2001	2002	2003

Tom Brown, Inc.	100.00	133.33	327.73	269.26	250.22	321.50
S&P 600 Smallcap Index	100.00	111.52	123.81	130.91	110.86	152.47
Amex Natural Gas Index	100.00	115.18	236.65	166.00	130.52	195.94

Compensation of Directors

      Effective January 1, 2003, non-employee directors are compensated as follows:

•	Annual fee in the amount of $20,000 payable quarterly in arrears.

•	Board meeting attendance fee of $2,000 per meeting attended in person.

•	Audit Committee meeting attendance fees of $1,500 for each meeting attended in person with the Audit Committee chairman being paid at the rate of $2,000 per meeting attended in person.

•	All other committee meeting attendance fees of $750 for each meeting attended in person with committee chairmen being paid at the rate of $1,000 per meeting attended in person.

•	Any director participating in a Board or committee meeting by telephone rather than in person shall be compensated in an amount equal to one-half of the applicable fee for attending in person.

•	Annual stock options to each continuing director and newly-elected director on the date of each annual meeting of stockholders to purchase 6,000 shares of Common Stock at an exercise price equal to the closing price on such grant date, such options vesting in equal amounts over two years.

      We also reimburse our directors for actual expenses incurred in attending meetings of the Board. Directors who are employees receive no separate compensation for service on the Board or its committees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      Brownlie, Wallace, Armstrong and Bander Exploration (“BWAB”), a partnership, owns working interests in oil and gas leases located in Wyoming, in which the Company also owns interests and acts as operator. Mr. Wallace, a director of the Company, is a partner in BWAB. During 2003, the Company billed BWAB approximately $11,000 for BWAB’s proportionate share of costs associated with the leases and wells located thereon. Payments to the Company are due after monthly billings by the Company on the same basis as all other interest owners, and BWAB’s participation in the leases and wells located thereon is on the same basis as all other participants.

      Mr. Groppe, a partner in the oil and gas consulting firm of Groppe, Long & Littell, Houston, Texas, is a director of the Company and is a member of the Compensation Committee. The Company retains the services of Groppe, Long & Littell from time to time and paid the firm $37,000 in consulting fees during 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that our directors and officers file with the SEC, at specified times, reports of beneficial ownership and changes in beneficial ownership of our Common Stock and other equity securities. Based solely on a review of copies of such reports furnished to us, or written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements for its directors and officers for the fiscal year ending December 31, 2003 have been complied with in a timely manner.

ACCOUNTANTS

      Effective March 19, 2002, the Company engaged KPMG LLP (“KPMG”) as its independent accountant to provide audit services in respect of fiscal year 2002 and the Company dismissed Arthur Andersen LLP (“Andersen”) as its independent accountant. Andersen had served as the Company’s independent auditors since March 1990. Andersen’s report on the Company’s financial statements for the 2001 fiscal year neither contained an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principals. The decision to change independent accountants was recommended and approved by the Audit Committee as well as the Board. During the Company’s 2001 fiscal year and any subsequent interim periods preceding the foregoing dismissal, there were no disagreements between the Company and Andersen on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure and Andersen provided the Company with a copy of its letter to the SEC stating that it agreed with the Company’s statements. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement to the stockholders, if they desire to do so, and to respond to appropriate questions.

Audit Fees

      The aggregate fees billed to us by KPMG for audit services and services in connection with statutory and regulatory filings in 2003 and 2002 were $416,500 and $187,800, respectively. Fees for professional services rendered by KPMG for the audit of our consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 and reviews of quarterly financial statements for each such fiscal year were $210,000 and $171,800, respectively. Additionally in 2003, we paid KPMG the amount of $180,000 for assistance with our public debt and equity offerings and related SEC review compliance matters. Fees billed to us by KPMG for services related to our benefit plan audits in 2003 and 2002 were $26,500 and $16,000, respectively.

Audit Related Fees

      The aggregate fees billed in fiscal years 2003 and 2002 for assurance and related services rendered by KPMG that are reasonably related to the audit or review of the Company’s financial statements were $49,100 and $0, respectively. The 2003 services were for due diligence in respect of our June 2003 acquisition of Matador Petroleum Corporation.

Tax Fees

      The aggregate fees billed in fiscal years 2003 and 2002 for tax compliance, advice and planning services rendered by KPMG were $64,700 and $8,200, respectively. The primary nature of such services was tax consulting and tax return preparation, $22,100 of which was related to the Matador acquisition in 2003.

All Other Fees

      There were no fees billed in fiscal years 2003 and 2002 for other services rendered by KPMG.

Pre-Approval Policies and Procedures

      The Audit Committee charter, as amended and restated on May 8, 2003, makes it the responsibility of the Audit Committee to pre-approve all audit and permitted non-audit services to be performed by the independent auditor or delegate the authority to pre-approve such services to one or more committee members who must report any decision to pre-approve any services to the full committee at its regularly scheduled meetings. The Audit Committee pre-approved 100% and 65% of the services (based on dollars billed) described in the sub-headings above named “Audit Related Fees” and “Tax Fees”, respectively. Further, the remaining services were ratified by subsequent action of the committee and all fees were approved prior to payment.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Proposals for 2005 Annual Meeting

      Pursuant to rules promulgated by the SEC, any proposals of stockholders of our company intended to be presented at our 2005 annual meeting of stockholders and included in our proxy statement and form of proxy relating to that meeting, must be received at our principal executive offices, 555 Seventeenth Street, Suite 1850, Denver, Colorado 80202, Attention: Secretary, no later than December 2, 2004. Stockholders’ proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act.

      In addition to the SEC rules described in the preceding paragraph, our bylaws provide that for business to be properly brought before any annual meeting of stockholders, it must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board, (ii) otherwise brought before the meeting by or at the direction of our Board, or (iii) otherwise properly brought before the meeting by a stockholder of our company who is a stockholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be brought before an annual meeting by a stockholder of our company, the stockholder must have given timely notice in writing of the business to be brought before such annual meeting to the Secretary of the Company. TO BE TIMELY FOR THE 2005 ANNUAL MEETING, A STOCKHOLDER’S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT OUR PRINCIPAL EXECUTIVE OFFICES, 555 SEVENTEENTH STREET, SUITE 1850, DENVER COLORADO 80202, ATTENTION: SECRETARY, ON OR AFTER DECEMBER 7, 2004 BUT NOT LATER THAN FEBRUARY 5, 2005. A stockholder’s notice to the Secretary of our company must set forth (a) as to any business that the stockholder proposes to bring before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a representation that the stockholder will appear in person or by proxy at the meeting to present the proposal; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on our books, of such stockholder, and (ii) the class and number of shares of capital stock of our company that are beneficially owned by the stockholder, (iii) a representation that the stockholder is a holder of record of stock of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal and (iv) a representation whether the stockholder or the beneficial owner intends or is part of a group that intends (a) to deliver a proxy statement and form of proxy to holders of a sufficient percentage of stockholders to adopt the proposal or (b) otherwise to solicit proxies from stockholders in support of the proposal.

      The foregoing notice requirements will be deemed to be satisfied if the stockholder has complied with Rule 14a-8 of the Securities Exchange Act of 1934 and the proposal has been included in the proxy statement that we have prepared. If a stockholder complies with these requirements but does not appear (or does not cause a duly appointed representative to appear) at the annual meeting to present the proposal, the proposal may be disregarded at the annual meeting, even if we have received proxies relating to the proposal.

Nominations for 2005 Annual Meeting and for any Special Meetings

      Pursuant to our bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to our Board may be made at a meeting of stockholders only (a) by or at the direction of our Board or (b) by any stockholder of our company who is a stockholder of record at the time of giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of our Board, must be made pursuant to timely notice in writing to the Secretary of the Company. TO BE TIMELY, A STOCKHOLDER’S NOTICE MUST BE DELIVERED TO OR MAILED AND RECEIVED AT OUR PRINCIPAL EXECUTIVE OFFICES, 555 SEVENTEENTH STREET, SUITE 1850, DENVER COLORADO 80202, ATTENTION: SECRETARY, (i) WITH RESPECT TO AN ELECTION TO BE HELD AT THE 2005 ANNUAL MEETING ON OR AFTER DECEMBER 7, 2004 BUT NOT LATER THAN FEBRUARY 5, 2005, AND (ii) WITH RESPECT TO ANY ELECTION TO BE HELD AT A SPECIAL MEETING OF STOCKHOLDERS, NO EARLIER THAN THE 150th DAY PRIOR TO SUCH SPECIAL MEETING AND NOT LATER THAN THE CLOSE OF BUSINESS ON THE LATER OF THE 90th DAY PRIOR TO SUCH SPECIAL MEETING OR THE 10th DAY FOLLOWING THE DAY ON WHICH PUBLIC ANNOUNCEMENT IS FIRST MADE OF THE DATE OF THE SPECIAL MEETING OR OF THE NOMINEES PROPOSED BY OUR BOARD OF DIRECTORS TO BE ELECTED AT SUCH MEETING. A stockholder’s notice to the Secretary of our company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on our books, of such stockholder, and (ii) the class and number of shares of capital stock of our company that are beneficially owned by the stockholder, (iii) a representation that the stockholder is a holder of record of stock of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nominee and (iv) a representation whether the stockholder or the beneficial owner intends or is part of a group that intends (a) to deliver a proxy statement and form of proxy to holders of a sufficient percentage of stockholders to elect the nominee or (b) otherwise to solicit proxies from stockholders in support of the nominee.

      We may require any proposed nominee to furnish information as we may reasonably require to determine the nominee’s eligibility to serve on our board of directors. If a stockholder complies with these requirements but does not appear (or does not cause a duly appointed representative to appear) at the annual meeting to present the nominee, the nomination may be disregarded at the annual meeting, even if we have received proxies relating to the election of the nominee.

OTHER MATTERS

      The Board knows of no matters other than those discussed in this proxy statement that properly may be, or are likely to be, brought before the meeting. In the event any other matters are properly brought before the meeting, however, the proxy holders or their substitutes will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

BRUCE R. DEBOER
Secretary

April 1, 2004

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, exclusive of exhibits, as well as other reports we file with the SEC, are available at our website tombrown.com and by mail without charge upon written request to: Secretary, Tom Brown, Inc., 555 Seventeenth Street, Suite 1850, Denver, Colorado 80202.

APPENDIX A

TOM BROWN, INC.

AUDIT COMMITTEE CHARTER

Purpose

      The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Tom Brown, Inc. (the “Company”) with the oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit function and the independent auditors.

Organization

      The Committee shall be comprised of three or more directors all of whom in the judgment of the Board shall be independent in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) listing standards. Each member shall in the judgment of the Board have the ability to read and understand the Company’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board be a financial expert in accordance with the rules and regulations of the SEC and at least one member (who may also serve as the financial expert) shall in the judgment of the Board have accounting or related financial management expertise in accordance with the NYSE listing standards.

      The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board and serve until their successors are duly qualified and appointed. The Committee shall meet at least four times during each fiscal year prior to each of the Company’s quarterly and annual financial reporting deadlines and at such other times as it deems necessary to fulfill its responsibilities. The Committee shall meet regularly in executive session without management present. In addition, the Committee shall periodically meet separately with management, internal auditors and outside auditors to oversee and review their respective performance. Director’s fees are the only compensation that a Committee member may receive from the Company.

Responsibilities

•	Select, evaluate and, where appropriate, replace the independent auditors who shall be ultimately accountable to the Committee and the Board.

•	Pre-approve all audit and permitted non-audit services to be performed by the independent auditor; or delegate the authority to pre-approve such services to one or more members of the Committee, who shall report any decision to preapprove any services to the full Committee at its regularly scheduled meetings.

•	Report the pre-approval of any permitted non-audit services to management for disclosure in the Company’s periodic reports.

•	Review with the independent auditor and approve the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate.

•	Receive and review a report by the outside auditor describing (a) the outside auditor’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) in an effort to assess the auditors’ independence, all relationships between the auditors and the Company as well as all other reports from the outside

A-1

auditors, including the annual comments from the outside auditors on accounting procedures and systems of control.

•	Review with the independent auditors and the Company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. (Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.)

•	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Review with management and the independent auditors all significant issues concerning litigation, contingencies, claims, or assessments and all material transactions and accounting issues that require disclosure in the Company’s financial statements. (The review should include a discussion of recent FASB or other regulatory agency pronouncements or changes in accounting principles that may have a material impact on the Company.)

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. (Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.)

•	Review with management and the independent auditor the annual and quarterly financial statements of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the SEC.

•	Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies and discuss Company policies with respect to risk assessment and risk management.

•	Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls or auditing matters and establish clear hiring policies for employees or former employees of the Company’s outside auditor.

•	Obtain the advice and assistance, as appropriate, of independent counsel and other advisors or necessary to fulfill the responsibilities of the Committee.

•	Provide the Committee report and any disclosure, to the extent required by the SEC, in the Company’s annual proxy statement to shareholders.

•	Review this charter annually and update same from time to time as the Committee deems necessary or appropriate.

•	Provide reports to the Board at regular intervals on Committee activities and significant developments in the course of performing Committee duties and responsibilities.

•	Conduct an annual performance evaluation of the Audit Committee.

A-2

PROXY

TOM BROWN, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY
For Annual Meeting of Stockholders
To Be Held May 6, 2004

     The undersigned hereby acknowledges receipt of the Notice of Meeting of Stockholders and Proxy Statement, each dated April 1, 2004, and hereby appoints James D. Lightner and Bruce R. DeBoer, and each of them, attorneys-in-fact and proxies, with full power to each of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all shares of Common Stock of TOM BROWN, INC. held of record in the name of the undersigned at the close of business on March 9, 2004, at the Annual Meeting of Stockholders of Tom Brown, Inc., to be held at 9:00 a.m., Mountain Time, on May 6, 2004, in the Moulin Rouge Room located on the first floor of the Hyatt Regency Hotel, 1750 Welton Street, Denver, Colorado, and at all adjournments or postponements thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

TOM BROWN, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P. O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet	Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/tbi	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the internet or by telephone, please do not mail your card.

☑	Please mark votes as in this example.

THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, IT SHALL BE VOTED FOR ITEM 1, ITEM 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.	Election of Eight Directors. Nominees: David M. Carmichael, Henry Groppe, Edward W. LeBaron, Jr., James D. Lightner, John C. Linehan, Wayne W. Murdy, James B. Wallace and Robert H. Whilden, Jr.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as written above

2.	To approve the amendment to Article Fourth of the Company’s Certificate of Incorporation to increase the number of shares of Common Stock, $.10 par value per share.

☐	☐	☐
FOR	AGAINST	ABSTAIN

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.	☐

Please return promptly in the enclosed postage paid envelope.

Please date this Proxy and sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should state their full titles.

Signature:

                                                                       Date:

Signature:

                                                                     Date: